General Release of All Claims and Indemnity Agreement
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     KNOW ALL MEN BY THESE PRESENTS that eContent, Inc., a Delaware corporation
(hereinafter "Releasor"), for the sole consideration of one dollar ($1.00), the receipt and sufficiency whereof is hereby acknowledged, does hereby release and forever discharge Robert J. Marty, William F. Marty III and MPI Media Productions International, Inc., a New York corporation ("MPI") (hereinafter, collectively, "Releasee"), from any and all claims, demands, damages, actions, causes of action, suits or liens of whatsoever kind or nature which Releasor ever had, or now has, against the Releasee, for or on account of any losses or damages allegedly resulting from actions or inactions of the Releasee, whether known or unknown, including, without limitation, any and all claims, demands, damages, restitutions, actions, causes of action, shareholder, corporate derivative and other suits or liens now existing or hereafter arising in connection with or with respect to (i) that certain Stock Purchase Agreement dated as of May 25, 2000 (the "Stock Purchase Agreement"), by and among MPI, Robert J. Marty and the Releasor, as amended (whether asserted under or pursuant to the Stock Purchase Agreement, any other document, instrument, contract or agreement, or otherwise), and (ii) any and all other documents, agreements, instruments and certificates executed or contemplated in connection therewith or relating thereto (all such documents, together with the Stock Purchase Agreement, collectively, the "Agreements"). Further, the Releasor and the Releasee hereby acknowledge and agree that the Stock Purchase Agreement, and any and all other documents, agreements, instruments and certificates executed or contemplated in connection therewith or relating thereto (collectively, the "Stock Purchase Documents"), have been terminated and are of no further force or effect. Finally, the Releasor and the Releasee hereby acknowledge and agree


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that, except for the obligations to the Releasee owed by the Releasor referred to in the following paragraph, neither the Releasee nor the Releasor has any further obligations of any kind under or with respect to the Stock Purchase Documents, and each of the Releasor and the Releasee, other than as noted above, hereby unconditionally waive any and all such claims or obligations in their entirety.

     Notwithstanding the foregoing, each of the Releasor and the Releasee hereby acknowledge and agree that, in connection with the Stock Purchase Documents, the Releasor remains bound, liable for and obligated to pay to the Releasee $25,000 in reasonably incurred reimbursable expenses; provided that if Releasor fails to pay said $25,000 within 90 days following the date of the execution of this Release, the Releasee shall have the right to terminate that certain programming deal memo of even date (the "Programming Agreement") between Releasor and MPI in accordance with the terms set forth therein.

     The Releasor hereby further agrees that it shall not support or encourage, and it shall not cause others to support or encourage, any claims or lawsuits of any third party against the Releasee in connection with any of the Agreements, and that in the event that any such claims or lawsuits occur, that such claims and lawsuits shall be subject to the provisions of this General Release of all Claims and Indemnity Agreement. The Releasor and the Releasee acknowledge and agree that this paragraph shall not preclude the Releasor from asserting any claims against Robert J. Marty and/or MPI for any breach or non-performance under that certain Programming Agreement, dated the date hereof, by and among Robert J. Marty, MPI and the Releasor, and that certain Share Purchase Warrant between the Releasor and Robert J. Marty.


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

     The undersigned agrees that this Release and Indemnity Agreement includes, but is not limited to, any and all outstanding liens and assignments arising from this matter, including, but not limited to, any and all subrogation rights, whether by subrogation agreement, loan receipt or other form, attorney's fees, liens for attorney's fees and any and all other claims of whatsoever nature arising from the aforesaid Releasee and Releasor hereby stipulates and agrees to indemnify and hold harmless as hereinafter set forth, the Releasee from any and all losses or liabilities resulting from any such lien, assignment or claim.

     The undersigned further declares and represents that no promises or agreements not herein expressed have been made and this Release and Indemnity Agreement contains the entire agreement between the parties hereto and that the terms of this Release and Indemnity Agreement are contractual and not a mere recital.

     As further consideration for payment of said sum, Releasor hereby agrees to protect, indemnify and hold harmless the said Releasee against any and all liability, losses, or damages that the said Releasee may hereinafter suffer as a result of attorney's fees, expenses or costs incurred by, or judgements entered against the said Releasee arising from or out of any action or proceeding brought by anyone for the losses herein described; provided (i) the Releasee shall give prompt written notice of any action or proceeding, (ii) Releasor shall be afforded the opportunity to defend such action or proceeding through its counsel, and (iii) no settlement shall be entered into without Releasor's prior written consent, not to be unreasonably withheld.

     Further, in connection with any and all indemnified claims hereunder, the Releasor hereby agrees to defend, upon the demand of any Releasee, any and all


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

such claims, suits, actions, obligations, demands and proceedings asserted against any Releasee, with counsel reasonably satisfactory to the affected Releasee. In the event that the Releasor fails to defend any Releasee as provided for above, any Releasee may employ and retain for counsel of his or its choice to defend any such claim, suit, action, obligation, demand or proceeding and the Releasor hereby agrees to immediately reimburse the affected Releasee for the reasonable costs associated therewith, on demand.

     The undersigned hereby declares that the terms of this settlement have been completely read and are fully understood and voluntarily accepted for the purposes of making a full and final compromise settlement of any all claims, disputed or otherwise, for any injuries or damages, known or unknown, in the past, present, and future arising from the Agreements and the aforesaid actions or inactions.

     This Release may not be changed orally.

     IN WITNESS WHEREOF, the undersigned party has caused this General Release of All Claims and Indemnity Agreement to be executed by its duly authorized representative on the date indicated below.

Dated:   December 7,  2001

                                                     eContent, Inc.

                                                     By:____________________
                                                          Cornelia Eldridge
                                                          Chairman of the Board



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



STATE OF NEW YORK
COUNTY OF NEW YORK




     On December 7, 2001 before me personally came Cornelia Eldridge, to me known, and known to me to be the Chairman of eContent, Inc. which executed the foregoing General Release of All Claims and Indemnity Agreement, and duly she acknowledged to me that she executed same.



                                                      ---------------------
                                                      Notary Public







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